THE TRANSFER OF THIS WARRANT IS SUBJECT TO RESTRICTIONS
                CONTAINED HEREIN. THIS WARRANT HAS BEEN ISSUED IN
               RELIANCE UPON THE REPRESENTATION OF THE HOLDER THAT
                IT HAS BEEN ACQUIRED FOR INVESTMENT PURPOSES AND
                   NOT WITH A VIEW TOWARDS THE RESALE OR OTHER
                 DISTRIBUTION THEREOF. NEITHER THIS WARRANT NOR
                  THE SHARES ISSUABLE UPON THE EXERCISE OF THIS
               WARRANT, HAVE BEEN REGISTERED UNDER THE SECURITIES
                    ACT OF 1933 OR ANY STATE SECURITIES LAWS.


                                 SPACEDEV, INC.

                          Common Stock Purchase Warrant

                                August    , 1998
                                       ---

THIS CERTIFIES that, pursuant to the signed and executed License Agreement dated August 5, 1998 by and between ___________, (the "Holder") and SPACEDEV, INC., a Colorado corporation (hereinafter called the "Corporation"), the Holder shall receive Warrants entitling the Holder to purchase from the Corporation its Common Stock under the following terms and conditions:

                  NUMBER OF SHARES: Holder shall be entitled to subscribe and purchase the following shares of SpaceDev Common stock:

                  1. Upon the execution of License Agreement, the Holder shall be entitled to purchase 25,000 shares.

                  2. For the next three anniversaries of the License Agreement, the Holder shall entitled to purchase the greater of (i) 25,000 shares or (ii) one share for each One Hundred Twenty-five dollars ($125) in revenue earned from the sale of the Technology as referenced in the License Agreement.

                  3. For the fourth through the tenth anniversary of the License Agreement, the Holder is entitled to purchase 25,000 shares per year.

                  STRIKE PRICE: Holder shall be entitled to exercise the warrants at the strike price equal to fifty percent (50%) of the average SpaceDev Common Stock closing price for the five business days prior to the date the shares are to be exercised.

                  MAXIMUM LIMITATION: Under no event shall the Warrants entitle the Holder, in cumulative, to purchase more than (i) three million (3,000,000) shares; or (ii) six million dollars ($6,000,000) in Recognized Value. Recognized Value shall be defined as the cumulative difference between the then current full market value of the shares for which warrants have been issued or exercised, as traded on the exchange on the date that the warrants are first exercisable; and the price actually paid for the stock (or if the warrants have not been exercised, the price Summit would have paid for the stock on the first day the warrants could be exercised), multiplied by the number of shares for which warrants have been issued or exercised.

                                    SECTION 1
                               EXERCISE OF WARRANT
                               -------------------

         The rights represented by this Warrant may be exercised by the Holder, in whole at any time or from time to time in part, but not as to a fractional share of Common Stock, by the completion of the purchase form attached hereto and by the surrender of this Warrant (properly endorsed) at the office of the Corporation as it may designate by notice in writing to the Holder hereof at the address of the Holder appearing on the books of the Corporation, and by payment to the Corporation of the Warrant Price in cash or by certified or official bank check, for each share being purchased.

         In the event of any exercise of the rights represented by this Warrant, a certificate or certificates for the shares of Common Stock so purchased, registered in the name of the Holder, or its nominee or other party designated in the purchase form by the Holder hereof, shall be delivered to the Holder within thirty (30) business days after the date in which the rights represented by this Warrant shall have been so exercised; and, unless this Warrant has expired or has been exercised in full, a new Warrant representing the number of shares (except a remaining fractional share), if any, with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder within such time.

         The person in whose name any certificate for shares of Common Stock is issued upon exercise of this Warrant shall for all purposes be deemed to have become the Holder of record of such shares on the date on which this Warrant was surrendered and payment of the Warrant Price, except that, if the date of such surrender and payment is a date on which the stock transfer books of the Corporation are closed, such person shall be deemed to have become the Holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open. No fractional shares shall be issued upon exercise of this Warrant and no payment or adjustment shall be made upon any exercise on account of any cash dividends on the Common Stock issued upon such exercise. If any fractional interest in a share of Common Stock would, except for the provision of this Section 1, be delivered upon such exercise, the Corporation, in lieu of delivery of a fractional share thereof, shall pay to the

Holder an amount in cash equal to the current market price of such fractional share as determined in good faith by the Board of Directors of the Corporation (the "Board").

                                    SECTION 2
                  STOCK SPLITS, CONSOLIDATION, MERGER AND SALE
                  --------------------------------------------

         In the event the outstanding shares of Common Stock shall be split, combined or consolidated, by dividend, reclassification or otherwise, into a greater or lesser number of shares of Common Stock, the Warrant Price in effect immediately prior to such combination or consolidation and the number of shares purchasable under this Warrant shall, concurrently with the effectiveness of such combination or consolidation, be proportionately adjusted.

         If there shall be effected any consolidation or merger of the Corporation with another corporation, or a sale of all or substantially all of the Corporation's assets to another corporation, and if the holders of Common Stock shall be entitled pursuant to the terms of any such transaction to receive stock, securities or assets with respect to or in exchange for Common Stock, then, as a condition of such consolidation, merger or sale, lawful and adequate provisions shall be made whereby the Holder of this Warrant shall thereafter have the right to receive, upon the basis and upon the terms and conditions specified herein and in lieu of the shares of Common Stock immediately theretofore receivable upon the exercise of such Warrant, such shares of stock, securities or assets as may be issuable or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such Common Stock immediately theretofore so receivable had such consolidation, merger or sale not taken place, and in any such case appropriate provisions shall be made with respect to the rights and interests of the Holder to the end that the provisions hereof shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise of this Warrant.

         (a) STOCK TO BE RESERVED. The Corporation will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issue upon the exercise of this Warrant as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of this Warrant. The Corporation shall from time to time in accordance with applicable law increase the authorized amount of its Common Stock if at any time the number of shares of Common Stock remaining unissued and available for issuance shall not be sufficient to permit exercise of this Warrant. The Corporation covenants that all shares of Common Stock which shall be so issued shall be duly and validly issued and fully paid and nonassessable and free from all taxes, liens and charges with respect to the issue thereof, and, without limiting the generality of the foregoing, the Corporation will take all such action as may be necessary to assure that all such shares of Common Stock may be so issued without violation of any applicable law or regulation, or of any requirements of any national securities exchange upon which the Common Stock of the Corporation may be listed.

         (b) ISSUE TAX. The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without deduction to the Holders of this Warrant for any issuance tax in respect thereof provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of Holder of this Warrant.

         (c) CLOSING OF BOOKS. The Corporation will at no time close its transfer books against the transfer of the shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

                                    SECTION 3
                             NOTICES OF RECORD DATES
                             -----------------------

In the event of:

         (1) any taking by the Corporation of a record of the Holders of any class of securities for the purpose of determining the Holders thereof who are entitled to receive any dividend or other distribution (other than cash dividends out of earned surplus), or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right;

         (2) any capital reorganization of the Corporation, any reclassification, or recapitalization of the capital stock of the Corporation, or any transfer of all or substantially all the assets of the Corporation to, or consolidation or merger of the Corporation with or into any other corporation; or

         (3) any voluntary or involuntary dissolution, liquidation or winding-up of the Corporation;

then and in each such event the Corporation will give notice to the Holder of this Warrant specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and stating the amount and character of such dividend, distribution or right, and (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the Holders of record of Common Stock will be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding-up. Such notice shall be given at least 10 days and not more than 90 days prior to the date therein specified, and such notice shall state that the action in question or the record date is subject to the effectiveness of a registration statement under the Securities Act of 1933 or to a favorable vote of shareholders, if either is required.

                                    SECTION 4
                      NO SHAREHOLDER RIGHTS OR LIABILITIES
                      ------------------------------------

         This Warrant shall not entitle the Holder hereof to any voting rights or other rights as a shareholder of the Corporation. No provision hereof, in the absence of affirmative action by the Holder hereof to purchase shares of Common Stock, and no mere enumeration hereon of the rights or privileges of the Holder hereof, shall give rise to any liability of such Holder for the Warrant Price or as a shareholder of the Corporation, whether such liability is asserted by the Corporation or by creditors of the Corporation.

                                    SECTION 5
                            REPRESENTATIONS OF HOLDER
                            -------------------------

The Holder hereby represents and acknowledges to the Corporation that:

         (1) this Warrant, the Common Stock issuable upon exercise of this Warrant, and any securities issued with respect to either of them by way of a stock dividend or stock split or in connection with a recapitalization, merger, consolidation or other reorganization will be "restricted securities" as such term is used in the rules and regulations under the Securities Act and that such securities have not been and will not be registered under the Securities Act or any state securities law, and that such securities must be held indefinitely unless registration is effected or transfer can be made pursuant to appropriate exemptions;

         (2) it has read, and fully understands, the terms of this Warrant set forth on its face and the attachment hereto, including the restrictions on transfer contained herein;

         (3) it has either a pre-existing personal or business relationship with the Corporation or one of its officers, directors or controlling persons;

         (4) it is receiving this Warrant for investment and for its own account and not with a view to or for sale in connection with any distribution of this Warrant or the Common Stock of the Corporation issuable upon exercise of this Warrant, and it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state securities laws; provided that nothing contained herein will prevent Holder from transferring such securities in compliance with the terms of this Warrant and the applicable federal and state securities laws;

         (5)      it is an "accredited investor" within the meaning of paragraph
                  (a) of Rule 501 of Regulation D promulgated by the Securities and Exchange Commission and an "excluded purchaser" within the meaning of Section 25102 of the California Corporate Securities Law of 1968;

         (6) it has been afforded access to the Corporation's financial and business information through disclosure meetings or otherwise, and has had an opportunity to ask the Corporation's officers questions regarding the Corporation and its financial and business condition and to get independent advice from a professional or investment advisor concerning the investment; and it will not exercise the Warrant unless the same is true with respect to its decision to exercise;

         (7) it has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of this investment and to protect its own interest;

         (8) it acknowledges that an investment in the Corporation and this Warrant involves a high degree of risk; and

         (9) the Warrant, or any substitution warrant, issued to Holder (or his assigns) will be imprinted with a legend in substantially the form provided below:

                           "The transfer of this Warrant is subject to restrictions contained herein. This Warrant has been issued in reliance upon the representation of the Holder that it has been acquired for investment purposes and not with a view towards the resale or other distribution thereof. Neither this Warrant nor the shares issuable upon the exercise of this Warrant have been registered under the Securities Act of 1933."

         (10) the Corporation may affix the following legend (in addition to any other legend(s), if any, required by applicable state corporate and/or securities laws) to certificates for shares of Common Stock (or other securities) issued upon exercise of this Warrant ("Warrant Shares"):

                           "The securities represented by this certificate have not been registered under the Securities Act of 1933 as amended or any state securities law, and may not be sold, transferred or assigned in the absence of an effective registration statement or an opinion of the company's counsel that registration is not required under said act."

                                    SECTION 6
                          NOTICE OF PROPOSED TRANSFERS
                          ----------------------------

The Holder of this Warrant, by acceptance hereof, agrees to comply in all respects with the provisions of this Section 6. Prior to any proposed transfer of this Warrant or any Warrant Shares, unless there is in effect a registration statement under the Securities Act of 1933, as amended (the "Securities Act") covering the proposed transfer, the Holder of such securities shall give written notice to the Corporation of such Holder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and shall be accompanied (except in transactions in compliance with Rule 144) by either (i) a written opinion of legal counsel who shall be reasonably satisfactory to the Corporation addressed to the Corporation and reasonably satisfactory in form and substance to the Corporation's counsel, to the effect that the proposed transfer of the Warrant and/or Warrant Shares may be effected without registration under the Securities Act, or (ii) a "no action" letter from the U.S. Securities and Exchange Commission (the "Commission") to the effect that the transfer of such securities without registration will not result in a recommendation by the staff of the Commission that enforcement action be taken with respect thereto, whereupon the Holder of such securities shall be entitled to transfer such securities in accordance with the terms of the notice delivered by the Holder to the Corporation. Each new certificate evidencing the Warrant and/or Warrant Shares so transferred shall bear the appropriate restrictive legends set forth in
Section 5 above, except that such certificate shall not bear such restrictive legend if, in the opinion of counsel for the Corporation, such legend is not required in order to establish or assist in compliance with any provisions of the Securities Act or any applicable state securities laws.

                                    SECTION 7
                  LOST, STOLEN, MUTILATED OR DESTROYED WARRANT
                  --------------------------------------------

If this Warrant is lost, stolen, mutilated or destroyed, the Corporation may, on such terms as to indemnity or otherwise as it may in its discretion reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Corporation, whether or not the allegedly lost, stolen, mutilated or destroyed. The Warrant shall be at any time enforceable by anyone.

                                    SECTION 8
                                   PRESENTMENT
                                   -----------

Prior to due presentment for registration of transfer of this Warrant, the Corporation may deem and treat the Holder as the absolute owner of the Warrant, notwithstanding any notation of ownership or other writing thereon, for the purpose of any exercise thereof and for all other purposes, and the Corporation shall not be affected by any notice to the contrary.

                                    SECTION 9
                                     NOTICE
                                     ------

Notice or demand pursuant to this Warrant shall be sufficiently given or made, if sent by first-class mail, postage prepaid, addressed, if to the Holder of this Warrant, to the Holder at has last known address as it shall appear in the records of the Corporation, and if to the Corporation, at 4180 La Jolla Village Drive, Suite 315, La Jolla, California 92037, Attention: SpaceDev Corporate Counsel. The Corporation may alter the address to which communications are to be sent by giving notice of such change of address in conformity with the provisions of this Section 9 for the giving of notice.

                                   SECTION 10
                                  GOVERNING LAW
                                  -------------

The validity, interpretation and performance of this Warrant shall be governed by the laws of the State of California without regard to principles of conflicts of laws.

                                   SECTION 11
                               SUCCESSORS, ASSIGNS
                               -------------------

Subject to the restrictions on transfer by Holder set forth in Section 6 hereof, all the terms and provisions of the Warrant shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto.

                                   SECTION 12
                                  SEVERABILITY
                                  ------------

Should any part but not the whole of this Warrant for any reason be declared invalid, such decision shall not affect the validity of any remaining portion, which remaining portion shall remain in force and effect as if this Warrant had been executed with the invalid portion thereof eliminated, and it is hereby declared the intention of the parties hereto that they would have executed the remaining portion of this Warrant without including therein any such part which may, for any reason, be hereafter declared invalid.

                                   SECTION 13
                                GENDER AND NUMBER
                                -----------------

In this Warrant, the masculine, feminine and neuter genders and the singular and plural shall be deemed to include one another as appropriate.

                                   SECTION 14
                                    CAPTIONS
                                    --------

The descriptive headings of the various Sections or parts of this Warrant are for convenience only and shall not affect the meaning or construction of any of the provisions hereof.

         IN WITNESS WHEREOF, the Corporation has caused this Warrant to be duly executed and delivered on and as of the day and year first above written by one of its officers thereunto duly authorized.


Dated: August       ,1998                  SPACEDEV, INC.
              ------                       a Colorado corporation





                                           By:
                                              ----------------------------------
                                              James Benson, President







     The undersigned Holder agrees and accepts this Warrant and acknowledges that he/she/it has read and confirms each of the representations contained in
Section 5.






                                           By:
                                              ----------------------------------